                                                                   EXHIBIT 10.17

                                AMENDMENT NO. 11
                         TO MASTER REPURCHASE AGREEMENT

                  Amendment No. 11, dated as of August 27, 2003 (this "Amendment"), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the "Buyer") and UNITED FINANCIAL MORTGAGE CORP. (the "Seller").

                                    RECITALS

                  The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 29, 2001, as amended by Amendment No. 1, dated as of August 28, 2002, Amendment No. 2, dated as of September 3, 2002, Amendment No. 3, dated as of September 26, 2002, Amendment No. 4, dated as of October 1, 2002, Amendment No. 5, dated as of December 2, 2002, Amendment No. 6 dated as of January 30, 2003, Amendment No. 7, dated as of March 15, 2003, Amendment No. 8, dated as of May 30, 2003, Amendment No. 9, dated as of July 16, 2003 and Amendment No. 10, dated as of July 23, 2003 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

                  The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

                  Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

                  SECTION 1. Temporary Amendment. Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of "Maximum Aggregate Purchase Price" in its entirety and replacing it with the following language, which amendment shall be effective solely during the period beginning on August 27, 2003 through and including October 24, 2003 (the "Increased Aggregate Purchase Price Period"):

                  "Maximum Aggregate Purchase Price" means ONE HUNDRED MILLION DOLLARS ($100,000,000).

                  SECTION 2. Permanent Amendments.

                  2.1 Definitions.

                  (a) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of "Increased Aggregate Purchase Price," "Increased Purchase Price Mortgage Loans," "Increased Maximum Aggregate Purchase Price Period" and "Standard Aggregate Purchase Price" in their entirety.

                  (b) Section 2 of the Existing Repurchase Agreement is hereby amended by inserting after the first sentence of the definition of "Exception Mortgage Loan" the following language:

                  "Buyer's approval of a Mortgage Loan as an Exception Mortgage Loan shall expire on the earlier of (a) the date set forth by the Buyer in the written notice that such Mortgage Loan is approved as an Exception Mortgage Loan (an "Exception Notice") or (b) the occurrence of any additional event, other than that set forth in the Exception Notice, which would cause the Mortgage Loan to become ineligible for purchase hereunder."

                  (c) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "High Cost Mortgage Loan" in its entirety and replacing it with the following:

                  "High Cost Mortgage Loan" means a Mortgage Loan classified as
(a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost," "threshold," "covered," or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

                  (d) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Market Value" in its entirety and replacing it with the following:

                  "Market Value" means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole loan servicing retained fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole discretion. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

                  (i) a breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan has occurred and is continuing;

                  (ii) such Purchased Mortgage Loan is more than (a) twenty nine (29) days past due, other than a Non-Performing Mortgage Loan or
         (b) one hundred eighty (180) days past due or foreclosed upon or otherwise liquidated for Non-Performing Mortgage Loans;

                  (iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of ten (10) calendar days;

                  (iv) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

                  (v) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than (a) 60 days for all Mortgage Loans other than Aged Loans (b) 90 days with respect to each Ninety Day Aged Loan or (c) 180 days with respect to each One Hundred Eighty Day Aged Loan;

                  (vi) such Purchased Mortgage Loan is a Repurchased Mortgage Loan which has been subject to a Transaction hereunder for a period of greater than 180 days;

                  (vii) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Wet-Ink Documents have not been delivered to the Custodian on or prior to the seventh Business Day after the related Purchase Date;

                  (viii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the sum of the Purchase Price of all (A) Non-Performing Mortgage Loans and (B) Repurchased Mortgage Loans that are, in either case, Purchased Mortgage Loans exceeds $2,000,000;

                  (ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Ninety Day Aged Loans that are Purchased Mortgage Loans exceeds $5 million;

                  (x) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all One Hundred Eighty Day Aged Loans that are Purchased Mortgage Loans exceeds $500,000;

                  (xi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $2.5 million;

                  (xii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt A Mortgage Loans that are Purchased Mortgage Loans exceeds $20 million;

                  (xiii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage Loans exceeds $2.5 million;

                  (xiv) during the first five (5) Business Days and the last five (5) Business Days of each calendar month, when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 40% of the Maximum Aggregate Purchase Price; or

                  (xv) other than during the first five (5) Business Days and the last five (5) Business Days of each calendar month, when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 30% of the Maximum Aggregate Purchase Price.

                  (e) Subject to Section 1 of this Amendment, Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Maximum Aggregate Purchase Price" in its entirety and replacing it with the following language:

                  "Maximum Aggregate Purchase Price" means SEVENTY FIVE MILLION DOLLARS ($75,000,000).

                  (f) Section 2 of the Existing Repurchase Agreement is hereby amended by adding after the words "Sub-Prime Mortgage Loan" in the first line of the definition of "Mortgage Loan," the words "Repurchased Mortgage Loan,".

                  (g) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Purchase Price" in its entirety and replacing it with the following language:

                  "Purchase Price" means, on the Purchase Date:

                  (i) in the case of Purchased Mortgage Loans other than Non-Performing Mortgage Loans, One Hundred Eighty Day Aged Loans or Repurchased Mortgage Loans, the price at which each Purchased Mortgage Loan is transferred by Seller to Buyer, which shall not exceed the lesser of (A) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule and Exception Report and (B) (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage; or

                  (ii) in the case of Purchased Mortgage Loans which are Non-Performing Mortgage Loans or One Hundred Eighty Day Aged Loans (other than Repurchased Mortgage Loans), the lesser of (1) the product of (A)(x) for the first 30 days in which the Purchased Mortgage Loan is subject to a Transaction or held by the Custodian for the benefit of the Buyer, 70% of the outstanding principal balance thereof as set forth in the related Mortgage Loan Schedule; and (y) thereafter, 70% minus an additional 10% for each 30-day period following the 30th day in which the Purchased Mortgage Loan is subject to a Transaction or held by the Custodian for the benefit of the Buyer multiplied by (B) the outstanding principal balance thereof as set forth in the related Mortgage Loan Schedule and (2) the Market Value of such Mortgage Loan multiplied by the applicable Purchase Price Percentage for such Mortgage Loan; or

                  (iii) in the case of Purchased Mortgage Loans which are Repurchased Mortgage Loans, the lesser of (1) 90% of the value reflected in the most recent BPO, (2) the outstanding principal balance thereof as set forth in the related Mortgage Loan Schedule multiplied by the applicable Purchase Price Percentage or (3) 90% of the Market Value of such Mortgage Loan; or

                  (iv) thereafter, except where Buyer and Seller agree otherwise, the amount determined under the preceding clauses (i), (ii) or (iii) decreased by the amount of any cash transferred by Seller to Buyer pursuant to
Section 4(c) hereof or applied to reduce Seller's obligations under clause (ii) of Section 4(b) hereof.

                  (h) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Purchase Price Percentage" in its entirety and replacing it with the following language:

                  "Purchase Price Percentage" means, with respect to each Mortgage Loan, the following percentage, as applicable:

                  (a) 75% with respect to Transactions the subject of which are Repurchased Mortgage Loans;

                  (b) 95% with respect to Purchased Mortgage Loans that are Non-Performing Mortgage Loans (other than Repurchased Mortgage Loans);

                  (c) 95% with respect to Purchased Mortgage Loans that are One Hundred Eighty Day Aged Loans (other than Repurchased Mortgage Loans);

                  (d) 95% with respect to Purchased Mortgage Loans that are Second Lien Mortgage Loans (other than Non-Performing Mortgage Loans, One Hundred Eighty Day Aged Loans or Repurchased Mortgage Loans);

                  (e) 96% with respect to Purchased Mortgage Loans that are Sub-Prime Mortgage Loans (other than Repurchased Mortgage Loans, One Hundred Eighty Day Aged Loans or Non-Performing Mortgage Loans);

                  (f) 98% with respect to Purchased Mortgage Loans that are Alt A Mortgage Loans (other than Non-Performing Mortgage Loans, One Hundred Eighty Day Aged Loans or Repurchased Mortgage Loans);

                  (g) 98% with respect to Purchased Mortgage Loans that are Jumbo Mortgage Loans (other than Non-Performing Mortgage Loans, One Hundred Eighty Day Aged Loans or Repurchased Mortgage Loans); or

                  (h) 98% with respect to Transactions the subject of which are first lien Conforming Mortgage Loans (other than Non-Performing Mortgage Loans, One Hundred Eighty Day Aged Loans or Repurchased Mortgage Loans).

                  (i) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of "Termination Date" in its entirety and replacing it with the following language:

                  "Termination Date" means the earlier of (a) August 26, 2004 and (b) the date of the occurrence of an Event of Default.

                  2.2 Conditions Precedent. Section 10(a) of the Existing Repurchase Agreement is hereby amended by adding the following clause (9) at the end thereof:

                  "(9) Insurance. Evidence that Seller has added Buyer as a loss payee under the Seller's E&O Insurance."

                  2.3 Representations and Warranties. Section 13(a) of the Existing Repurchase Agreement is hereby amended by adding the following clauses
(25) and (26) at the end thereof:

                  "(25) No Reliance. Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

                  (26) Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not "plan assets" within the meaning of 29 CFR Section 2510.3-101 in the Seller's hands."

                  2.4 Covenants.

                  (a) Section 14 of the Existing Repurchase Agreement is hereby amended by deleting subsection (a) thereof in its entirety and replacing it with the following language:

                  "a.      Adjusted Tangible Net Worth. For each quarter
commencing after [September 30, 2003], Seller shall maintain an Adjusted Tangible Net Worth of at least $10 million."

                  (b) Section 14 of the Existing Repurchase Agreement is hereby amended by adding the following subsection (dd) at the end thereof:

                  "(dd) Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use "plan assets" within the meaning of 29 CFR Section 2510.3-101 to engage in this Repurchase Agreement or any Transaction hereunder."

                  2.5 Events of Default. Section 15(f) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "f.      Breach of Financial Representation, Covenant or
Obligation. A breach by Seller of any of the representations, warranties, covenants or obligations set forth in Sections 13(a)(1), 13(a)(7), 13(a)(12), 13(a)(19), 13(a)(24), 14a, 14b, 14d, 14e, 14s, 14w, 14x, 14cc or 14dd of this
Agreement."

                  2.6 Remedies Upon Default. Section 16(d) of the Existing Master Repurchase Agreement is hereby amended by inserting the following language at the end thereof:

                  "Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder."

                  2.7 Confidentiality. Section 32 of the Existing Repurchase Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Transactions, any fact relevant to understanding the federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the purported or claimed federal income tax treatment of the Transactions and is not relevant to understanding the purported or claimed federal income tax treatment of the Transactions, without the prior written consent of the Buyer."

                  2.8 Schedules. Representation and Warranty (yy) in Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  "(yy) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as High Cost Mortgage Loans."

                  2.9 Exhibits. Exhibit D to the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A to this Amendment.

                  SECTION 3. Conditions Precedent. This Amendment shall become effective on August 27, 2003 (the "Amendment Effective Date"), subject to the satisfaction of the following conditions precedent:

                  3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

                  (a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Seller;

                  (b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

                  SECTION 4. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that they are in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in Section 13 of the Repurchase Agreement.

                  SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                  SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                  SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:                                   CREDIT SUISSE FIRST BOSTON
                                         MORTGAGE CAPITAL LLC,
                                         AS BUYER

                                         By: /s/ Jeff Detwiler
                                             -----------------------------------
                                             Name: Jeff Detwiler
                                             Title: Vice President

Seller:                                  UNITED FINANCIAL MORTGAGE CORP.,
                                         AS SELLER

                                         By: /s/ Steve Khoshabe
                                             -----------------------------------
                                         Name: Steve Khoshabe
                                         Title: President and Chief Executive
                                                Officer

                          EXHIBIT A TO AMENDMENT NO. 11

                                                                       EXHIBIT D

                        OFFICER'S COMPLIANCE CERTIFICATE

                  I, ___________________, do hereby certify that I am duly elected, qualified and authorized officer of United Financial Mortgage Corp. ("Seller"). This Certificate is delivered to you in connection with Section 17b(2) of the Master Repurchase Agreement dated as of August 29, 2001, between Seller and Credit Suisse First Boston Mortgage Capital LLC, as amended (the "Agreement"). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

                  (a) Adjusted Tangible Net Worth. For each quarter commencing after [September 30, 2003], Seller has maintained an Adjusted Tangible Net Worth of at least $10 million. A detailed summary of the calculation of the Seller's actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

                  (b) Indebtedness to Adjusted Tangible Net Worth Ratio. For each quarter commencing after [September 30, 2003], Seller's ratio of Indebtedness to Adjusted Tangible Net Worth has not exceeded 15:1.

                  (c) Maintenance of Profitability. Seller has not permitted, for any Test Period, Net Income for such Test Period determined on a monthly basis, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

                  (d) Insurance. Seller or its Affiliates have maintained, for Seller and its subsidiaries and [Name], insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud or an aggregate amount of at least $_____________. The actual amount of such coverage is $_____________.

                  (e) Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of the Seller, and do not omit any material fact as of the date(s) thereof.

                  (f) Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

                  (g) Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with by Seller,

         Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

                  (h) Regulatory Action. Seller is not currently under investigation or, to best of the related Seller's knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact the Seller's business. [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

                  (i) No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

                  (j) Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Repurchase Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto.

                  (k) Purchased Mortgage Loans. Attached hereto as Schedule 3 is a true and correct list of all Mortgage Loans purchased by Buyer and held by Custodian pending repurchase.

                  (l) Originations. Attached hereto as Schedule 4 is a true and correct summary of all Mortgage Loans originated by Buyer during the calendar quarter ending on [DATE].

                                    Exh. A-2

IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

Acknowledged and Agreed,

UNITED FINANCIAL MORTGAGE CORP.
By:_______________________________________
Name: _______________________________________
Title: _______________________________________

                                    Exh. A-3

                 SCHEDULE 1 TO OFFICER'S COMPLIANCE CERTIFICATE

                       CALCULATIONS OF FINANCIAL COVENANTS
                         AS OF THE QUARTER ENDED [DATE]

I.      ADJUSTED TANGIBLE NET WORTH

1.      Net Worth (book)                                                $
        Plus:
2.      Subordinated Debt (maturity > CSFB line maturity)               $
3.      1% of outstanding servicing portfolio balance                   $

I.(a)   TOTAL OF ITEMS 1-3                                              $

        Less:
4.      Capitalized servicing balance                                   $
5.      Goodwill                                                        $
6.      Receivables or advances due from shareholders, affiliates,      $
        employees or related parties
7.      Trademarks                                                      $
8.      Patents                                                         $
9.      Capitalized organizational expenses                             $
10.     Copyrights                                                      $
11.     Tradenames                                                      $
12.     Franchises                                                      $
13.     Deferred Charges                                                $
14.     Prepaid assets                                                  $
15.     Any other intangible assets                                     $
                                                                        $
I.(b)   TOTAL OF ITEMS 4-15

I.(c)   ACTUAL ADJUSTED TANGIBLE NET WORTH (A MINUS B)                  $
        Adjusted Tangible Net Worth Covenant                            $
        COMPLIANCE?                                                     YES / NO

II.     LEVERAGE RATIO

        TOTAL DEBT DIVIDED BY ADJUSTED TANGIBLE NET WORTH - ACTUAL      XX.X
        Leverage Covenant                                               xx.x
        COMPLIANCE?                                                     YES / NO

                                    Exh. A-4

                 SCHEDULE 2 TO OFFICER'S COMPLIANCE CERTIFICATE

                  INDEBTEDNESS as of _________________________

                                          OUTSTANDING
LENDER            TOTAL COMMITMENT       INDEBTEDNESS
------            ----------------       ------------
-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

                                    Exh. A-5

                 SCHEDULE 3 TO OFFICER'S COMPLIANCE CERTIFICATE

                            PURCHASED MORTGAGE LOANS

                                    Exh. A-6

                 SCHEDULE 4 TO OFFICER'S COMPLIANCE CERTIFICATE

                       OVERALL MORTGAGE LOAN ORIGINATIONS

                                TOTAL NUMBER OF     AGGREGATE PRINCIPAL
                                 MORTGAGE LOANS     BALANCE OF MORTGAGE
    MORTGAGE LOAN TYPE             ORIGINATED        LOANS ORIGINATED
    ------------------          ---------------     -------------------
-----------------------------------------------------------------------
   Alt-A Mortgage Loans
-----------------------------------------------------------------------
Conforming Mortgage Loans
-----------------------------------------------------------------------
   Jumbo Mortgage Loans
-----------------------------------------------------------------------
Second Lien Mortgage Loans
-----------------------------------------------------------------------
 Sub-Prime Mortgage Loans
-----------------------------------------------------------------------

                                    Exh. A-7